Exhibit 10.15

DEPOSIT RETENTION AGREEMENT

This Deposit Retention Agreement (this “Agreement”) is made as of September 25, 2014, by and between Radius Bank, a federal stock savings association organized under the laws of the United States of America (the “Bank”), and Empire State Carpenters’ Pension Fund, a depositor of the Bank (the “Depositor”).

RECITALS:

WHEREAS, the Depositor is a stockholder and affiliate of Radius Bancorp Inc., a Delaware corporation and the holding company for the Bank (“Bancorp,” and together with the Bank, the “Company”);

WHEREAS, pursuant to the terms of an underwriting agreement (the “Transaction Agreement”) to be entered into by and among Bancorp, certain stockholders of Bancorp and R.W. Baird (“Underwriter”), Bancorp is offering shares of its common stock, including certain shares owned by Depositor, in an initial public offering (the “Transaction”); and

WHEREAS, as an inducement to Buyer and Underwriter to enter into the Transaction Agreement and the Transaction, each of the Bank and the Depositor have entered into this Agreement, pursuant to which, among other things, the Depositor makes certain commitments with respect to its accounts at and relationship with the Bank for a period of three years from the closing of the Transaction, upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual promises set forth below, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Retention of Deposits.

(a) Depositor shall take all action necessary to maintain its deposit relationship (including any savings and demand deposit accounts, NOW and ATS accounts and money market deposit accounts opened at the Bank by Depositor subsequent to the date hereof, the “Deposit Accounts”) at the Bank for a period of no less than three years from the closing of the Transaction (the “Retention Period”). Depositor agrees that, during the Retention Period, it will (i) continue to use the Deposit Accounts for the same purpose and in the same manner that such accounts have been used during the first six months of 2014 and (ii) continue to obtain deposit and cash management services from the Bank in substantially the same proportion as it has obtained such services from the Bank during the first six months of 2014.

(b) Depositor agrees to maintain the Deposit Accounts and any deposits therein in a manner consistent with any applicable government or regulatory authority’s definition of “core deposits” applicable to the Bank.

2. Terms and Conditions; Interest Rate.

During the Retention Period, the Bank shall not make material adverse changes in the quality of deposit and cash management services provided to the Depositor and shall provide the Depositor with deposit account terms and conditions and an annual interest rate on all Deposits maintained in such account or accounts at the Bank that are no less favorable than terms and conditions and interest rates offered to any other depositor of the Bank for similar accounts.

3. Withdrawal. Notwithstanding Section 1(a) herein, the Depositor shall be entitled to withdraw all of its Deposits from the Bank at any time in the Depositor’s sole discretion if:

(a) the Company becomes subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Entity that materially restricts, or by its terms will in the future materially restrict, the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity, its credit or risk management policies, its management, its business or its operations. For purposes of this Agreement, a “Governmental Entity” shall mean any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization;

(b) the Bank fails to be deemed “well capitalized” by its regulator;

(c) the Bank does not comply with the requirements of Section 2 herein; or

(d) any of the Company, its Affiliates, executive officers or directors make or cause to be made any public remark disparaging, defaming or criticizing the Depositor or its Affiliates.

4. Scope of Agreement. This Agreement is limited precisely as written and shall not constitute a waiver of or amendment to any deposit account agreement or services agreement currently in effect between the Depositor and the Bank. Except as set forth herein with respect to the Depositor, any deposit agreement currently in effect shall continue in full force and effect.

5. Severability. Any provision of this Agreement that is determined by a court of competent jurisdiction to be invalid or unenforceable shall as to such court, be ineffective to the extent of such invalidity or unenforceability, and the remaining provisions of this Agreement shall remain in full force and effect and any such invalidity or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction and such invalid provision shall be reformed in a manner that is both (i) legal and enforceable, and (ii) most closely represents the parties’ original intent.

6. Miscellaneous Provisions.

(a) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument and all which together shall constitute one and the same agreement. This Agreement may be executed by facsimile transmission.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise specifically provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, and the covenants, undertakings and agreements set out herein shall be solely for the benefit of, and shall be enforceable only by, the parties hereto and their permitted assigns.

(c) It is understood and agreed by the parties hereto that money damages will not be a sufficient remedy for any breach of this Agreement and the Bank shall be entitled to specific performance and injunctive relief as remedies for any such breach or any threat of such breach, and that such remedies shall be the exclusive remedies for any such breach or threatened breach of this Agreement.

(d) This Agreement represents the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and negotiations between the parties. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by each party hereto.

(e) Each party to this Agreement has been represented and advised by its own counsel in connection with this Agreement and has entered into this Agreement after a full and complete opportunity to consult with its counsel regarding the terms hereof. The Bank and the Depositor represent and acknowledge that each has participated in the preparation and drafting of this Agreement or have each given their approval to all of the language contained in this Agreement, and it is expressly agreed and acknowledged that if any of the parties later assert that there is an ambiguity in the language of this Agreement, such asserted ambiguity shall not be presumptively construed for or against any other party hereto on the basis that one party drafted the language of this Agreement or played a greater role in drafting the language.

(f) Each of the Bank and the Depositor represent and warrant that they have taken all necessary corporate and legal action required to duly approve the making and performance of this Agreement and that no further action is necessary to make this Agreement binding and legally enforceable.

(g) This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to any applicable conflicts of law rules. Each of the parties consents to and hereby submits to the non-exclusive jurisdiction of any state or federal court located in the Commonwealth of Massachusetts for the purpose of any legal or equitable relief arising out of or relating to this Agreement or the transactions contemplated hereby. The non-exclusive venue for any legal or equitable relief arising out of this Agreement or the transactions contemplated hereby shall be the state or federal courts located in the Commonwealth of Massachusetts, and each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

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[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date first above written.

EMPIRE STATE CARPENTERS’ PENSION FUND

By:	/s/ Todd Helfrich Michael Capelli
Name:	Todd Helfrich / Michael Capelli
Title:	Co-Chairmen

RADIUS BANK

By:	/s/ Michael Butler
Name:	Michael Butler
Title:	President & CEO